Exhibit 1.1

[●] Shares

ADC THERAPEUTICS SA
COMMON SHARES, NOMINAL VALUE CHF 0.064 PER SHARE

UNDERWRITING AGREEMENT

[●], 2019

[●], 2019

Morgan Stanley & Co. LLC
BofA Securities, Inc.
Cowen and Company, LLC

As Representatives of the several Underwriters named in Schedule I hereto

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

c/o Cowen and Company, LLC
599 Lexington Avenue
New York, New York 10022

Ladies and Gentlemen:

ADC Therapeutics SA, a société anonyme domiciled in Epalinges, Switzerland, and organized under the laws of Switzerland (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [●] common shares, nominal value CHF 0.064 per share (“Firm Shares”), of the Company. The Company also proposes to issue and sell to the several Underwriters not more than an additional [●] common shares, nominal value CHF 0.064 per share (the “Additional Shares”) if and to the extent that the Representatives, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common shares, nominal value CHF 0.064 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional Common Shares, pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Underwriting Agreement (the “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriters” (the “Directed Share Program”).  The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares.”  Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1.          Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)          The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or to the Company’s knowledge, threatened by the Commission.

(b)          (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, b) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, c) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, d) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and e) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, or as of the Closing Date and each Option Closing Date (as defined in Section 2), any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c)          The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies, or if filed after the effective date of this Agreement, will comply when filed, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)          The Company has been duly incorporated and is validly existing as a société anonyme in good standing (to the extent this concept applies) under the laws of Switzerland, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus, is not in liquidation or receivership or the subject of any insolvency or bankruptcy proceedings and is duly qualified to transact business (and, if applicable, is in good standing) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent this concept applies) would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)          Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation (and, if applicable, in good standing) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus, is not in liquidation or receivership or the subject of any insolvency or bankruptcy proceedings and is duly qualified to transact business (and, if applicable, is in good standing) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (to the extent this concept applies) would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and such shares are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. Other than ADC Therapeutics (UK) Limited and ADC Therapeutics America Inc., the Company, directly or indirectly, owns no share capital or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(f)          This Agreement has been duly authorized, executed and delivered by the Company.

(g)          The common shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(h)          (i) The issued and outstanding share capital of the Company and the authorized and conditional share capital of the Company conform as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus, as of its date, (ii) except as otherwise described in each of the Prospectus, as of its date, the Registration Statement and the Time of Sale Prospectus, there are no outstanding rights (including, without limitation, subscription rights), warrants or options to acquire, or instruments, securities or rights convertible into or exchangeable for, any Common Shares or other equity interest in the Company to which the Company or any of its subsidiaries is a party, or any contract, commitment, or arrangement of any kind to which the Company or any of its subsidiaries is a party under which the Company or any of its subsidiaries have committed to issue any Common Shares or grant any such convertible or exchangeable securities or any such rights, warrants or options, (iii) except as otherwise described in each of the Prospectus, as of its date, the Registration Statement and the Time of Sale Prospectus, there are no outstanding rights (including, without limitation, subscription rights), warrants or options to acquire, or instruments, securities or rights convertible into or exchangeable for, any shares of any of the Company’s subsidiaries to which the Company or any of its subsidiaries is a party, or any contract, commitment, or arrangement of any kind to which the Company or any of its subsidiaries is a party under which the Company or any of its subsidiaries have committed to issue any shares, rights, warrants or options or instruments convertible into or exchangeable for, any shares of any subsidiary of the Company and (iv) there are no legal restrictions on the subsequent transfer of the Shares except as otherwise described in each of the Prospectus, the Registration Statement and the Time of Sale Prospectus.

(i)           (i) The issuance and sale of the Shares will have been duly authorized on the Closing Date or the Option Closing Date, as applicable, and the Shares, when delivered and paid for in the manner contemplated by this Agreement, will, at all times, be validly issued, fully paid and non-assessable; and (ii) the Shares, when delivered and paid for in the manner contemplated by this Agreement, will be subject only to any restrictions applicable under the Company’s articles of association or applicable laws, freely transferable except as otherwise described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and will not be subject to any third party rights (including without limitation any security interest under articles 24 and 25 of the Swiss Federal Act on Intermediated Securities) granted by the Company or any of its subsidiaries other than as contemplated by this Agreement.

(j)           Immediately after the registration of the Firm Capital Increase (as defined in Section 5(a)(ii)) or any Over-Allotment Capital Increase (as defined in Section 6(b)(i)) pursuant to Section 5 or Section 6, as applicable, but in no event later than 3:00 p.m. (Swiss time) on the respective capital increase date, the Shares will be registered in the Company’s uncertificated securities book (Wertrechtebuch) according to article 973c of the Swiss Code of Obligations (the “CO”) in the name of Morgan Stanley & Co. LLC, acting on behalf of the Underwriters, and on the Closing Date will be credited to a securities account of Morgan Stanley & Co. LLC, acting on behalf of the several Underwriters.

(k)          The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement does not contravene any provision of (i) applicable law, (ii) the articles of association (Statuten) or the organizational regulations (Organisationsreglement) of the Company (iii) or any agreement, or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency, or court having jurisdiction over the Company or any subsidiary, except that in the case of clauses (i) and (iii) as would not, individually, or in the aggregate, have a material adverse effect on the Company or on the power and ability of the Company to perform its obligations under this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (1) such as have been obtained or waived or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares; (B) the entry of the Shares in the Commercial Register of the Canton of Vaud; (C) the creation of intermediated securities (Bucheffekten) by way of entry of the Shares into the Depository Trust Company (“DTC”) and the subsequent crediting in one or several securities account(s); and (D) the listing of the Shares on New York Stock Exchange (“NYSE”), subject to all of (A) to (D) being obtained or done on or prior to the Closing Date.

(l)           Except as otherwise described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, all dividends, if any, and other distributions declared and payable on the Shares may under the current laws and regulations of Switzerland be paid in freely convertible CHF and, except for certain restrictions with respect to national and international sanctions relating to certain countries, may be freely transferred out of Switzerland without there being required any authorization by any governmental body or agency.

(m)         There has not occurred any material adverse effect on the Company and its subsidiaries, taken as a whole, or any development involving a prospective material adverse effect on the Company and its subsidiaries, taken as a whole, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n)          There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject f) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or g) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(o)          Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p)          The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q)          The Company and its subsidiaries h) are in compliance with any and all applicable foreign, federal, state, cantonal and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and j) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r)          There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean‑up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s)          Except as otherwise have been validly waived or complied with in connection with the issuance and sale of the Shares contemplated hereby or as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(t)           (i) None of the Company or its subsidiaries or controlled affiliates, or any director or officer, or, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an unlawful offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; i) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and ii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(u)          The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v)          (i) Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)          the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), the Swiss State Secretariat of Economic Affairs (“SECO”), the Swiss Directorate of International Law (“DIL”) or other relevant sanctions authority (collectively, “Sanctions”), or

(B)          located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)              The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)          to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)          in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)             For the past five (5) years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(w)         Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, m) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; n) the Company has not purchased any of its outstanding share capital other than from its employees or other service-providers in connection with the termination of their service pursuant to the terms of the equity compensation plans or agreements relating to any repayment of promissory notes (or any adjustment thereto), or relating to any repayment of promissory notes (or any adjustment thereto), in each case, as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital; and o) there has not been any material change in the share capital (other than the exercise or settlement or equity awards or grants or forfeiture of equity awards outstanding as of such respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, in each case granted pursuant to the equity compensation plans described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus), short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(x)          The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property (other than intellectual property, which is addressed exclusively in Section 1(z)) owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(y)          Except as described in each of the Prospectus, the Registration Statement or the Time of Sale Prospectus and except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and its subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses as now operated by them, and as proposed to be operated in the future (including upon the commercialization of the Company’s and its subsidiaries’ products or services), in each case as described in the Registration Statement, Prospectus or the Time of Sale Prospectus (the “Company Intellectual Property”); (ii) to the Company’s knowledge, there are no third parties who have rights to any Company Intellectual Property, except for customary reversionary rights of third-party licensors; (iii) the Company Intellectual Property owned by the Company and its subsidiaries and, to the Company’s knowledge, the Company Intellectual Property licensed to the Company and its subsidiaries, are subsisting and, to the Company’s knowledge, valid and enforceable; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any Company Intellectual Property, and, to the Company’s knowledge, the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened in writing action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (vi) neither the Company nor any of its subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights; (vii) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Company Intellectual Property owned by the Company; (viii) to the Company’s knowledge, (A) neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any third-party Intellectual Property Rights, and (B) the commercialization of the products or services described in the Prospectus, the Registration Statement or the Time of Sale Prospectus as under development by the Company will not infringe, misappropriate, or otherwise violate any third-party Intellectual Property Rights; (ix) to the Company’s knowledge, the Company and its subsidiaries have complied with the terms of each agreement to which they are a party and pursuant to which Intellectual Property Rights have been licensed to the Company or its subsidiaries, and all such agreements are in full force and effect; (x) to the Company’s knowledge, during the prosecution of the patents and patent applications included in the Company Intellectual Property, the Company and its subsidiaries have complied with the duty of candor and good faith with respect to such patents and patent applications as required by the United States Patent and Trademark Office and all foreign offices having similar requirements; (xi) all employees or contractors engaged in the development of Company Intellectual Property on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Company Intellectual Property to the Company or the applicable subsidiary, and no such agreement has been breached or violated; (xii) to the Company’s knowledge, none of the Company Intellectual Property has been obtained, or is being used, by the Company or its subsidiary in violation of any contractual obligation binding on the Company or its subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons; and (xii) the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

(z)          No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent, in either case, that could have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa)        The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged, except where the failure to be so insured would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for three years preceding the date of this Agreement; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(bb)        The Company and its subsidiaries, taken as a whole, possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorization and permits would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(cc)        The Company and its subsidiaries on a consolidated basis maintain a system of internal accounting controls sufficient to provide reasonable assurance that:  (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in each of the Registration Statement, the Prospectus and the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(dd)        Except as described in each of the Registration Statement, the Prospectus and the Time of Sale Prospectus, the Company has not sold, issued or distributed any Common Shares, during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ee)        The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(ff)         No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(gg)        The Company has not offered, or caused Morgan Stanley or any Morgan Stanley Entity as defined in Section 11 to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(hh)        The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ii)          The consolidated financial statements included in the Time of Sale Prospectus, together with the related schedules and notes thereto, present fairly in all material respects the consolidated financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Time of Sale Prospectus, such financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements and except as otherwise noted therein.

(jj)          PricewaterhouseCoopers SA, who has audited certain financial statements of the Company, is (i) an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) and (ii) an independent statutory auditor with respect to the Company and a state regulated audit firm (staatlich beaufsichtigtes Revisionsunternehmen) under the applicable provisions of the CO, and the Swiss Audit Oversight Act (Revisionsaufsichtsgesetz) and any ordinances promulgated thereunder, respectively.

(kk)        From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ll)          The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(mm)      As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(nn)        Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, no stamp, documentary, issuance, registration, transfer, withholding or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in Switzerland or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters or (iv) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.

(oo)        It is not necessary under the laws of Switzerland (i) to enable the Underwriters to enforce their rights under this Agreement, to enable any holder of Shares to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in Switzerland or (ii) solely by reason of the execution, delivery or consummation of this Agreement for any of the Underwriters or any holder of  Shares of the Company to be qualified or entitled to carry out business in Switzerland.

(pp)        This Agreement is in proper form under the laws of Switzerland for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Switzerland of this Agreement.

(qq)        The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.

(rr)         The courts of Switzerland would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.

(ss)         Neither the Company nor any of its subsidiaries has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Switzerland.  The irrevocable and unconditional waiver and agreement of the Company contained in Section 20 not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Switzerland.

(tt)          The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Switzerland and will be honored by the courts of Switzerland.  The Company has the power to submit, and pursuant to Section 20 has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 20), and has the power to designate, appoint and empower, and pursuant to Section 21, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(uu)        Neither the Company nor any of its subsidiaries or affiliates has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(vv)        Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate.

(ww)      Except as described in each of the Registration Statement, the Prospectus or the Time of Sale Prospectus, and except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the pre-clinical studies and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its subsidiaries or in which the Company or its subsidiaries have participated, that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as applicable, were, and if still pending are, being conducted in accordance with the protocols submitted to the U.S. Food and Drug Administration (the “FDA”), the Swiss Agency for Therapeutic Products (“swissmedic”), and other applicable regulatory authorities (including, without limitation, any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, FOPH, swissethics and swissmedic) (collectively, the “Regulatory Authorities”), the applicable rules and regulations of the Regulatory Authorities, and current Good Clinical Practices and Good Laboratory Practices; (ii) the descriptions in the Registration Statement, the Time of Sale Prospectus and the Prospectus of the results of such studies and trials are accurate and fairly present the data derived therefrom; (iii) the Company has no knowledge of any other studies or trials not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the results of which call into question the results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (iv) the Company and its subsidiaries have operated at all times and are currently in material compliance with all applicable statutes, rules and regulations of the Regulatory Authorities; and (v) neither the Company nor any of its subsidiaries have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, modification or suspension of any pre-clinical studies or clinical trials that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s best knowledge, there are no reasonable grounds for the same.

(xx)        Except as described in each of the Registration Statement, the Prospectus or the Time of Sale Prospectus and except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company has not failed to file with the Regulatory Authorities any required filing, declaration, listing, registration, report or submission  that is a responsibility with the Company with respect to the Company’s product candidates that are described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus; all such filings, declarations, listings, registrations, reports or submissions were to the Company’s knowledge in compliance with applicable laws when filed; and to the Company’s knowledge no deficiencies regarding compliance with applicable law have been asserted by any applicable Regulatory Authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

(yy)        Except as described in each of the Registration Statement, the Prospectus or the Time of Sale Prospectus and except as would be reasonably expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries are, and at all times have been, in compliance with all applicable Health Care Laws.  For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Public Health Service Act (42 U.S.C. §§ 201 et seq.)]; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. False Statements Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7a),  the U.S. Civil False Claims Act (31 U.S.C. § 3729 et seq.), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the exclusion law (42 U.S.C. §1320a-7); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.); (iv) regulations promulgated pursuant to such statutes; and (v) any and all other applicable federal, state, or foreign health care laws and regulation applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company.  Neither the Company nor its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that it is in violation of any Health Care Laws, and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened.  Neither the Company nor its subsidiaries, nor their respective officers, directors, employees, contractors or agents, is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.  Additionally, neither the Company nor any of its employees, officers, directors, contractors or agents, nor its subsidiaries or any of the subsidiary’s employees, officers, directors, contractors or agents, has been excluded, suspended or debarred from participation in any U.S. federal health care program (as defined in 42 U.S.C. § 1320a-7b(f)) or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in such debarment, suspension, or exclusion. The Company and its subsidiaries have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by the Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were timely, complete, accurate and not misleading on the date filed in all material respects (or were corrected or supplemented by a subsequent submission).

(zz)        The Company has provided to the Representatives a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of any required identifying documentation, and the Company hereby undertakes to provide such additional supporting documentation as the Representative may reasonably request in connection with the verification of the foregoing certification.

(aaa)      Except as described in each of the Registration Statement, the Prospectus or the Time of Sale Prospectus and except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, technology, data and databases, including Personal Data (defined below), the data and information of their respective customers and employees, and any sensitive, confidential or regulated data maintained, processed or stored by the Company and its subsidiaries  (collectively, “IT Systems and Data”); (ii) the IT Systems and Data are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted; (iii) the Company and its subsidiaries have used commercially reasonable efforts to implement and maintain, and have implemented and maintained, commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, physical, technological and administrative safeguards and controls, and business continuity/disaster recovery and security plans that are designed to protect against and prevent security breaches, unauthorized use or access, disablement, misappropriation, modification, or other compromise or misuse of the IT Systems and Data, and maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses, which are reasonably consistent with industry standards. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) “personal data” as defined by GDPR (defined below); (iii) any information which would qualify as “protected health information” under HIPAA; and (iv) any other piece of information that (A) is regulated by an applicable privacy law, regulation or contract and (B) allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation.

(bbb)     Except as described in each of the Prospectus, the Registration Statement or the Time of Sale Prospectus and except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the Company and each of its subsidiaries have complied, and are presently in compliance, with all applicable internal and external privacy policies, contractual obligations, applicable state, federal and international data privacy and security laws and regulations, including without limitation, HIPAA, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679), and other statutes, judgments, orders, rules and regulations of any applicable court or arbitrator or other governmental or regulatory authority (collectively, the “Data Security Obligations”); (ii) the Company has not received from any applicable governmental authority any written notification of or written complaint alleging non-compliance by the Company or its subsidiaries with any Data Security Obligation; (iii) there is no action, suit or proceeding by or before any applicable court or governmental agency, authority or body pending or threatened in writing alleging non-compliance by the Company or its subsidiaries; (iv) to ensure compliance with the Data Security Obligations, the Company and its subsidiaries have at all times had in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data that is subject to the Data Security Obligations (the “Policies”); and (v) the Company and its subsidiaries have made all disclosures of its then-current Policies to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements.

2.          Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[●] per share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares.  The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least two, or in the case of an exercise of the option granted to the Representatives under this Section 2 of this Agreement on a date that is less than two business days prior to the Closing Date, three business days after the written notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

For the avoidance of doubt, the several Underwriters will in each case deduct the Firm Capital Increase Amount (as defined in Section 5(b)(ii)) or the applicable Over-Allotment Capital Increase Amount (as defined in Section 6(a)(ii)), as the case may be, translated into $ at the exchange rate applicable on the payment date of the Firm Capital Increase Amount or the Over-Allotment Capital Increase Amount, as applicable, as documented by Morgan Stanley & Co. LLC, from the aggregate Purchase Price for the Firm Shares or the Additional Shares, as the case may be, payable by the several Underwriters to the Company.

3.          Terms of Public Offering.  The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable.  The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $[●] per share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[●] per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[●] per share, to any Underwriter or to certain other dealers.

4.          Payment and Delivery.  Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [●], 2019 or at such other time on the same or such other date, not later than [●], 2019 as shall be designated in writing by the Representatives.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [●], 2019 as shall be designated in writing by the Representatives in the same manner as set forth in the preceding paragraphs of this Section 4.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Company shall cause the Firm Shares and Additional Shares to be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor (minus the Firm Capital Increase Amount (as defined in Section 5(b)(ii)) or the applicable Over-Allotment Capital Increase Amount (as defined in Section 6(a)(ii)), as the case may be).

5.          Capital Increase and Initial Subscription.

(a)          The Company confirms that:

(i)               Pursuant to its articles of association, the Board of Directors of the Company (the “Board”) may effect an increase of the Company’s share capital in a maximum amount of CHF 1,647,000 by issuing up to 25,734,375 Common Shares with a nominal value of CHF 0.064 each out of the Company’s authorized share capital, such authorization having been granted by resolution of the shareholders meeting of September 19, 2019; and

(ii)              On [●], the Board resolved on an increase in the share capital of the Company (Durchführungsbeschluss) from CHF [●] to a maximum amount of CHF 4,267,000 by issuing up to [●] new Common Shares from the authorized share capital for the purpose of the offering (“Firm Capital Increase”), whereby all statutory pre-emptive rights to which the shareholders of the Company are entitled under Swiss law have been validly excluded.

(b)          Morgan Stanley & Co. LLC, acting on behalf of the several Underwriters, agrees, on the basis of the representations, warranties and agreements herein contained, to:

(i)               subscribe (through Morgan Stanley & Co. LLC) on or by 6:00 a.m. (New York City time) on the business day prior to the Closing Date, or such other time and date as agreed between the Company and the Representatives, for all the Firm Shares at the issue price (Ausgabebetrag) of CHF 0.064 per Firm Share corresponding to the nominal value for each Firm Share and to deliver the corresponding subscription form (Zeichnungsschein) to the Company in the form of Exhibit C hereto no later than at 6:00 a.m. (New York City time) on the business day prior to the Closing Date; and

(ii)              deposit or cause to be deposited, same-day funds for value not later than 6:00 a.m. (New York time) on the business day prior to the Closing Date, or such other time and date as agreed between the Company and Representatives, in the amount of CHF [●] (corresponding to the aggregate nominal value of the Firm Shares) (the “Firm Capital Increase Amount”) with Credit Suisse (Suisse) SA, a Swiss banking institution (the “Capital Increase Bank”), in a blocked account for such capital increase (Kapitaleinzahlungskonto) with the IBAN [●], made out to the Company’s name (the “Firm Capital Increase Account”), allowing the Capital Increase Bank to issue and deliver a written confirmation of payment of the Firm Capital Increase Amount (Kapitaleinzahlungsbestätigung) to the Company no later than 9:00 a.m. (New York time) on the business day prior to the Closing Date (or such other time and date as agreed between the Company and the Representatives).

(c)          Upon receipt of the documents referred to in Section 5(b) and before 3:00 a.m. (New York time) on the Closing Date, or such other time and date as agreed between the Company and the Representatives, the Board will:

(i)               adopt a report on the Firm Capital Increase (Kapitalerhöhungsbericht) in accordance with Swiss law (article 652e CO);

(ii)              procure that a licensed auditor verifies the report on the Firm Capital Increase in accordance with article 652f CO and confirms in writing that it is complete and accurate (Prüfungsbestätigung), in accordance with Swiss law;

(iii)             resolve in the form of a duly notarized deed on the Firm Capital Increase as set forth in article 652g CO and make all amendments to the articles of association of the Company necessary in connection with the Firm Capital Increase (Feststellungs- und Statutenänderungsbeschluss); and

(iv)             promptly thereafter, but no later than 4:00 a.m. (New York time) on the Closing Date, file the documents necessary for the registration of the Firm Capital Increase with the Commercial Register of the Canton of Vaud;

provided, however, that if this Agreement is terminated pursuant to Section 12 prior to the Company filing the relevant resolutions with the Commercial Register of the Canton of Vaud, (A) the Company undertakes not to resolve on the Firm Capital Increase (if it has not already done so) or to file the relevant resolutions with the Commercial Register of the Canton of Vaud, and (B) the Company shall immediately cause the Capital Increase Bank to release the Firm Capital Increase Amount in full to Morgan Stanley & Co. LLC, acting for the accounts of the several Underwriters, as soon as practicable; and the Underwriters understand that the Capital Increase Bank may require confirmation, including from the Underwriters, to release the Firm Capital Increase Amount and the Underwriters agree to deliver such confirmation.

(d)          Immediately after the registration of the Firm Capital Increase in the Commercial Register of the Canton of Vaud pursuant to Section 5(c), but in no event later than 9:15 a.m. (New York time) on the Closing Date, the Company will:

(i)               deliver by way of email to each of the Representatives, the Capital Increase Bank, the share registrar of the Company, Homburger AG and Lenz & Staehelin pdf-copies of, (A) the certified excerpt of the journal entry (Tagebuch) or the certified excerpt from the Commercial Register of the Canton of Vaud evidencing the Firm Capital Increase, (B)  the certified updated articles of association of the Company evidencing the Firm Capital Increase, (C)  the Company’s book of uncertificated securities (Wertrechtebuch) duly signed by the Company’s share registrar and evidencing Morgan Stanley & Co. LLC, acting on behalf of the several Underwriters in proportion of their respective holdings set out in Schedule I hereto, as first holder of the Firm Shares and (D) a copy of the share register (Aktienbuch) of the Company evidencing the Underwriters as shareholders with respect to the Firm Shares;

(ii)              take all steps necessary to ensure that the Firm Shares will be (A) issued to Morgan Stanley & Co. LLC, acting on behalf of the several Underwriters, (B) duly recorded as intermediated securities (Bucheffekten) in DTC, (C) duly recorded in an account of Morgan Stanley & Co. LLC, all in accordance with the provisions of the Swiss Federal Act on Intermediated Securities, and (D) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) on the Closing Date; and

(iii)             take all steps necessary to ensure that the Firm Shares will be (A) duly recorded in an account of Morgan Stanley & Co. LLC at the DTC on the Closing Date and (B) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) on the Closing Date in accordance with the instructions of the Representative.

(e)          The funds deposited in the Firm Capital Increase Account shall, upon registration of the Firm Capital Increase pursuant to Section 5(c) and upon request by the Representatives, be transferred to a separate account of the Company with [●] and shall, in such case, remain so deposited, without interest, for the account of the Company until the earlier of:

(i)               the issuance of the Firm Shares to the Underwriters as set forth in Section 5(d) on the Closing Date; and

(ii)             the date of receipt by the Representatives on behalf of the several Underwriters of the proceeds of (A) the sale of the Firm Shares as set forth in Sections 13(b), 13(c) or 13(e) or (B) the Capital Reduction as set forth in Section 13(d), as the case may be.

Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Firm Capital Increase Account pursuant to this Section 5(e) shall be payable directly to the Capital Increase Bank by the Company.

6.          Subscription and Issuance of Additional Shares.

(a)          If the Representatives exercise the option granted to them under Section 2 of this Agreement, Morgan Stanley & Co. LLC, acting on behalf of the several Underwriters, agrees, on the basis of the representations, warranties and agreements herein contained, to:

(i)               subscribe (through Morgan Stanley & Co. LLC) for the number of Additional Shares for which the option to purchase has been exercised pursuant to Section 2 (the “Applicable Additional Shares”) at the issue price (Ausgabebetrag) of CHF 0.064 for each Applicable Additional Share corresponding to the nominal value of each Applicable Additional Share, and to deliver the corresponding subscription form (Zeichnungsschein) in the form of  Exhibit C hereto to the Company by not later than 6:00 a.m. (New York time) on the business day prior to the Option Closing Date (or such other date set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 2); and

(ii)              deposit or cause to be deposited, same-day funds for value  not later than 6:00 a.m. (New York time) on the business day prior to the Option Closing Date (or such other date set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 2), in the amount of CHF 0.064 multiplied by the number of Applicable Additional Shares (the “Over-Allotment Capital Increase Amount”) with the Capital Increase Bank, in a blocked account for the Over-Allotment Capital Increase (Kapitaleinzahlungskonto), with the IBAN [●], made out to the Company’s name (the “Over-Allotment Capital Increase Account”), allowing the Capital Increase Bank to issue and deliver a written confirmation of payment of the Over-Allotment Capital Increase Amount (Kapitaleinzahlungsbestätigung) to the Company no later than 9:00 a.m. (New York time) on the business day prior to the Option Closing Date (or at a later date, as set forth in the option exercise notice delivered by the Representatives pursuant to Section 2).

(b)          Upon receipt of the documents referred to under Section 6(a) in relation to any Applicable Additional Shares and before 3:00 a.m. (New York time) on the Option Closing Date (or at a later date, as set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 2, the Board will:

(i)               unless passed already prior to such time, pass a capital increase resolution (Erhöhungsbeschluss) regarding the issuance of the Applicable Additional Shares subscribed for pursuant to Section 6(a)(i) (the “Over-Allotment Capital Increase”);

(ii)              adopt a report on the Over-Allotment Capital Increase (Kapitalerhöhungsbericht) in accordance with Swiss law (article 652e CO);

(iii)             procure that a licensed auditor verifies the report on the Over-Allotment Capital Increase in accordance with article 652f CO and confirms in writing that it is complete and accurate (Prüfungsbestätigung), in accordance with Swiss law;

(iv)             resolve in the form of a duly notarized deed on the Over-Allotment Capital Increase as set forth in article 652g CO and make all amendments to the articles of association of the Company necessary in connection with the Over-Allotment Capital Increase (Feststellungs-und Statutenänderungsbeschluss); and

(v)              promptly thereafter, but no later than 4:00 a.m. (New York time) on Option Closing Date (or at a later date, as set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 2) file the documents necessary for the registration of the Over-Allotment Capital Increase with the Commercial Register of the Canton of Vaud;

provided, however, that if this Agreement is terminated pursuant to Section 12 prior to the Company filing the relevant resolutions with the Commercial Register of the Canton of Vaud, (A) the Company undertakes not to resolve on the Over-Allotment Capital Increase (if it has not already done so) and to not file the relevant resolutions with the Commercial Register of the Canton of Vaud, and (B) the Company shall immediately cause the Capital Increase Bank to release the Over-Allotment Capital Increase Amount in full to Morgan Stanley & Co. LLC, acting for the accounts of the several Underwriters, as soon as practicable; and the Underwriters understand that the Capital Increase Bank may require confirmation, including from the Underwriters, to release the Over-Allotment Capital Increase Amount and the Underwriters agree to deliver such confirmation.

(c)          Immediately after the registration of the Over-Allotment Capital Increase in the Commercial Register of the Canton of Vaud pursuant to Section 6(b) in relation to any Applicable Additional Shares, but in no event later than 9:15 a.m. (New York time) on the Option Closing Date (or such other date set forth in the relevant option exercise notice delivered by the Representatives pursuant to Section 2), the Company will:

(i)               deliver by way of email to each of the Representatives, the Capital Increase Bank, the share registrar of the Company, Homburger AG and Lenz & Staehelin, pdf-copies of (A)  the certified excerpt of the journal entry (Tagebuch) or the certified excerpt from the Commercial Register of the Canton of Vaud evidencing the Over-Allotment Capital Increase, (B) the certified updated articles of association of the Company evidencing the Over-Allotment Capital Increase, (C)  the Company’s book of uncertificated securities (Wertrechtebuch) duly signed by the Company’s share registrar and evidencing Morgan Stanley & Co. LLC, acting on behalf of the several Underwriters in proportion of their respective holdings set out in Schedule I hereto, as first holder of the Applicable Additional Shares and, if the Shares of the Company are not already listed, (D) a copy of the share register (Aktienbuch) of the Company evidencing the Underwriters as shareholders with respect to the Applicable Additional Shares;

(ii)              take all steps necessary to ensure that the Applicable Additional Shares will be (A) issued to Morgan Stanley & Co. LLC, acting on behalf of the several Underwriters, (B) duly recorded as intermediated securities (Bucheffekten) in DTC, (C) duly recorded in an account of Morgan Stanley & Co. LLC, all in accordance with the provisions of the Swiss Federal Act on Intermediated Securities, and (D) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) on the Closing Date; and

(iii)             take all steps necessary to ensure that the Applicable Additional Shares will be (A) duly recorded in an account of Morgan Stanley & Co. LLC at DTC on the relevant Option Closing Date, and (B) freely transferable (subject to any applicable restrictions set forth in the articles of association of the Company) on the relevant Option Closing Date in accordance with the instructions of the Representative.

(d)          The funds deposited in the Over-Allotment Capital Increase Account shall, upon registration of the Over-Allotment Capital Increase pursuant to Section 6(b) and upon request by the Representatives, be transferred to a separate account of the Company with the [●] and shall, in such case, remain so deposited, for the account of the Company until the earlier of:

(i)               the issuance of the Applicable Additional Shares to the Underwriters as set forth in Section 6(c) on the relevant Option Closing Date; and

(ii)              the date of receipt by the Representatives on behalf of the several Underwriters of the proceeds of (A) the sale of the Applicable Additional Shares as set forth in Sections 13(b), 13(c) or 13(e) hereof or (B) the Capital Reduction as set forth in Section 13(d) hereof, as the case may be.

Any fees payable to the Capital Increase Bank for any transfer of the funds deposited in the Over-Allotment Capital Increase Account pursuant to this Section 6(d) shall be payable directly to the Capital Increase Bank by the Company.

7.          Conditions to the Underwriters’ Obligations.  The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [●] (New York City time) on the date hereof, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

The several obligations of the Underwriters are subject to the following further conditions:

(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)          The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)          Each of the Representatives, the Capital Increase Bank, the share registrar of the Company, Homburger AG and Lenz & Staehelin shall have received pdf-copies of, (A) the certified excerpt of the journal entry (Tagebuch) or the certified excerpt from the Commercial Register of the Canton of Vaud evidencing the Firm Capital Increase, (B)  the certified updated articles of association of the Company evidencing the Firm Capital Increase, (C)  the Company’s book of uncertificated securities (Wertrechtebuch) duly signed by the Company’s share registrar and evidencing Morgan Stanley & Co. LLC, acting on behalf of the several Underwriters in proportion of their respective holdings set out in Schedule I hereto, as first holder of the Firm Shares and (D) a copy of the share register (Aktienbuch) of the Company evidencing the Underwriters as shareholders with respect to the Firm Shares.

(d)          The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e)          The Underwriters shall have received on the Closing Date an opinion of Homburger AG, Swiss counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f)          The Underwriters shall have received on the Closing Date an opinion of Hyman, Phelps & McNamara P.C., outside regulatory counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the underwriters.

(g)          The Underwriters shall have received on the Closing Date an opinion of Foley & Lardner LLP, outside intellectual property counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(h)          The Underwriters shall have received on the Closing Date an opinion of Mewburn Ellis LLP, outside intellectual property counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(i)          The Underwriters shall have received on the Closing Date an opinion of Cooley LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

With respect to Section 7(e) and 7(i) above, Davis Polk & Wardwell LLP and Cooley LLP, respectively, may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of Davis Polk & Wardwell LLP, Homburger AG,  Hyman, Phelps & McNamara P.C., Foley & Lardner LLP and Mewburn Ellis LLP described in Section 7(d), 7(e), 7(f), 7(g) and 7(h) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(j)          The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers SA, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut‑off date” not earlier than two business days prior to the date thereof.

(k)          The “lock-up” agreements, each substantially in the form of Exhibit A hereto, among Morgan Stanley & Co. LLC, BofA Securities, Inc. and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(l)          The Underwriters shall have received certificates from the Chief Financial Officer of the Company, dated the date hereof, the Closing Date and the Option Closing Date, in form and substance reasonably satisfactory to the Representatives, on such matters as indicated and substantially in the form and substance set forth in Exhibit D hereto.

(m)          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i)               a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 7(b) hereof remains true and correct as of such Option Closing Date;

(ii)              an opinion of Davis Polk & Wardwell LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(d) hereof;

(iii)             an opinion of Homburger AG, Swiss counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(e) hereof;

(iv)             an opinion of Hyman, Phelps & McNamara P.C., outside regulatory counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(f) hereof;

(v)              an opinion of Foley & Lardner LLP, outside intellectual property counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(g) hereof;

(vi)             an opinion of Mewburn Ellis LLP, outside intellectual property counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(h) hereof;

(vii)            an opinion of Cooley LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(i) hereof;

(viii)           a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers SA, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 7(j) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(ix)             each of the Representatives, the Capital Increase Bank, the share registrar of the Company, Homburger AG and Lenz & Staehelin shall have received pdf-copies of, (A) the certified excerpt of the journal entry (Tagebuch) or the certified excerpt from the Commercial Register of the Canton of Vaud evidencing the Over-Allotment Capital Increase, (B)  the certified updated articles of association of the Company evidencing the Over-Allotment Capital Increase and (C)  the Company’s book of uncertificated securities (Wertrechtebuch) duly signed by the Company’s share registrar and evidencing Morgan Stanley & Co. LLC, acting on behalf of the several Underwriters in proportion of their respective holdings set out in Schedule I hereto, as first holder of the Applicable Additional Shares and, if the Shares of the Company are not already listed, (D) a copy of the share register (Aktienbuch) of the Company evidencing the Underwriters as shareholders with respect to the Applicable Additional Shares; and

(x)              such other documents as the Representatives may reasonably request with respect to the good standing (to the extent this concept applies) of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

8.          Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)          To take all steps reasonably required to implement the Firm Capital Increase and any Over-Allotment Capital Increase.

(b)          The Company undertakes to keep an uncertificated securities book (Wertrechtebuch) in accordance with article 973c paragraph 2 CO.

(c)          To furnish to the Representatives, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 8(i) or 8(j) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(d)          All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(e)          All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes.  Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

(f)          Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file or publish any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(g)          To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(h)          Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(i)          If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(j)          If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(k)          To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute or file a general consent to serve of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(l)          To make generally available to the Company’s shareholders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(m)         To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(n)          Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable, documented cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 8(k) hereof, including filing fees and the reasonable, documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to subsections (iii) and (iv) shall not exceed $35,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8‑A relating to the Shares and all costs and expenses incident to listing the Shares on NYSE and other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, fifty percent (50%) of the cost of any aircraft chartered in connection with the road show to be used by both the Company and Underwriters (the remaining fifty percent (50%) of the cost of such aircraft to be paid by the Underwriters), (ix) the document production charges and expenses associated with printing this Agreement , (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” , Section 11 entitled “Directed Share Program Indemnification” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make and all travel and other expenses of the Underwriters or any of their employees incurred by them in connection with participation in investor presentations on any “road show” undertaken in connection with the marketing of the offering of the shares, other than the cost of aircraft chartered in connection with the road show, for which the Underwriters agree to pay for the other fifty percent (50%) not paid for by the Company, as described above.

(o)          The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 8).

(p)          If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(q)          The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

The Company shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer or other similar taxes or duties imposed under the laws of Switzerland or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Shares or (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters.

The Company also covenants with each Underwriter that, without the prior written consent of the Morgan Stanley & Co. LLC and BofA Securities, Inc. on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, grant any instruction rights pursuant to article 25 of the Swiss Federal Act on Intermediated Securities (Weisungsrechte) or otherwise transfer or dispose of (or publically announce any such issuance, offer, sale or disposal), directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, (3) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (4) announce its intention to do any of the foregoing.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) grants or settlement of options, restricted shares or restricted share units to officers, directors, employees and consultants of the Company or its subsidiaries in accordance with the terms of any incentive compensation plan in effect or approved by the Board of Directors of the Company on the date hereof and described in the Time of Sale Prospectus or the issuance by the Company of Common Shares upon the exercise of options outstanding on the date hereof or the filing by the Company of a registration statement with the Commission on Form S-8 in connection therewith; (d) offers to acquire, transfers, issuances or repurchase under or pursuant to the loan settlement agreements, including the transfer of Common Shares to the Company in connection therewith, as described in each of the Registration Statement, the Prospectus or the Time of Sale Prospectus (e) the offer or issuance by the Company of Common Shares in connection with an acquisition, joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, business, property or other assets of another person or entity or pursuant to any employee benefit plan as assumed by the Company in connection with any such acquisition (provided that the aggregate number of Common Shares that the Company may offer or issue pursuant to this clause (e) shall not exceed 5% of the total number of Common Shares issued and outstanding immediately following the completion of the transactions contemplated by this Agreement), or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares or other securities; provided that in the case of any transfer, distribution, offer or issuance pursuant to clause (e), any recipient of Common Shares pursuant to clause (e) shall enter into a written agreement substantially in the form of Exhibit A hereto, and in the case of clause (f), (i) such plan does not provide for the transfer of Common Shares or other securities during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares or other securities may be made under such plan during the Restricted Period. If the Representatives agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(k) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

9.          Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10.          Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication.

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a) or 10(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred, documented fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 10(a), and by the Company, in the case of parties indemnified pursuant to Section 10(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          To the extent the indemnification provided for in Section 10(a) or 10(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)          The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)          The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11.          Directed Share Program Indemnification.  (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim)  (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b)          In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 11(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities.  Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement.  The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c)          To the extent the indemnification provided for in Section 11(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 11(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares.  If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)          The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(c).  The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)          The indemnity and contribution provisions contained in this Section 11 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

12.          Termination.  The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the SIX Swiss Exchange, NYSE, the NYSE MKT, or the Nasdaq Global Market (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Switzerland shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal, New York State, in Switzerland or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.          Effects of Termination on Shares.

(a)          If, after application and registration of the Firm Capital Increase or any Over-Allotment Capital Increase with the Commercial Register of the Canton of Vaud pursuant to Section 5(c) or Section 6(b), prior to the Closing Date or the relevant Option Closing Date, as the case may be, this Agreement is terminated pursuant to Section 12, or if the delivery of the Firm Shares or Applicable Additional Shares to Morgan Stanley & Co. LLC acting on behalf and for the account of the several Underwriters is not completed on the Closing Date or the relevant Option Closing Date, as the case may be (each, an “Event of Non-Completion”), and unless the Company and the Representatives, acting on behalf of the several Underwriters, otherwise agree within ten calendar days after the Event of Non-Completion, then:

(i)               the Company shall have a call option pursuant to Section 13(b);

(ii)              if the call option is not exercised, the Representatives acting on behalf of the several Underwriters shall have a put option against the Company pursuant to Section 13(c);

(iii)            if the put option is not possible for legal reasons or insufficient to dispose of the Firm Shares or Applicable Additional Shares, as applicable, or if such put option is not exercised within the deadline set forth in Section 13(c), the Company shall effect a capital reduction pursuant to Section 13(d); and

(iv)             if the capital reduction is not effected in accordance with Section 13(d), the Underwriters may sell the Firm Shares or Applicable Additional Shares, as applicable, in the market as provided in Section 13(e).

(b)          Call Option.

(i)               The Company, acting on its own behalf or on behalf of third parties, shall have the right (the “Call Option”) to request in writing that Morgan Stanley & Co. LLC, acting on behalf of the several Underwriters, delivers the Firm Shares or Applicable Additional Shares, as applicable, to an account specified by the Company against payment of an amount representing the aggregate nominal value of the respective Firm Shares or Applicable Additional Shares, as applicable, plus expenses of the Representatives as set out in Section 13(f).  The Call Option shall expire on the tenth calendar day after the Event of Non-Completion.

(ii)              An acquisition of the Firm Shares or Applicable Additional Shares, as applicable, by the Company for its own account shall only be permitted if the Company has delivered evidence to the Representatives reasonably satisfactory to the Representatives that the Company has sufficient freely available reserves to acquire the Firm Shares or Applicable Additional Shares, as applicable, under this Section 13(b) or, alternatively, that the Company has entered into arrangements with a third party other than any of the Company’s subsidiaries ensuring for the immediate on-sale of the Firm Shares or Applicable Additional Shares, as applicable, to such third party, at no less than their nominal value, on the date of acquisition of the Firm Shares or Applicable Additional Shares, as applicable, by the Company.

(c)          Put Option.

(i)               Following the expiry of the Call Option pursuant to Section 13(b), the Representatives, acting on behalf of the several Underwriters, shall have an option (the “Put Option”) to require the Company, subject to article 659 CO, to purchase all Firm Shares or Applicable Additional Shares, as applicable, entered in the Commercial Register of the Canton of Vaud at their nominal value, plus expenses of the Representatives as set out in Section 13(f), within ten (10) calendar days after receipt of a notice in writing addressed to the Company from the Representatives, stating that the Representatives exercises the Put Option.

(ii)              The notice in which the Representatives exercise the Put Option shall specify the date on which the Representatives will deliver the Firm Shares or Applicable Additional Shares, as applicable, to the Company against direct payment therefor, and shall contain detailed instructions regarding payment and delivery of the Firm Shares or Applicable Additional Shares, as applicable, and amount payable (including satisfactory details regarding the costs claimed according to Section 13(f) subject to an agreement to the contrary by the Representatives with the Company).

(d)          Capital Reduction.

(i)               If the Put Option is not exercised within the deadline set forth in Section 13(c) or exercise or settlement of the Put Option is not possible for legal reasons or insufficient to dispose of the Firm Shares or Applicable Additional Shares, as applicable, the Company shall immediately call a shareholders’ meeting and table the reduction of the share capital.  Such shareholders’ meeting shall take place no later than sixty (60) calendar days after the Event of Non-Completion . The Representatives acting on behalf of the several Underwriters, will vote in favor of a reduction of the issued and outstanding share capital of the Company (the “Capital Reduction”) by cancellation of the Firm Shares or Applicable Additional Shares, as applicable, entered in the Commercial Register of the Canton of Vaud against repayment of the aggregate nominal value of such securities to Morgan Stanley & Co. LLC, acting on behalf of the several Underwriters.  Prior to such shareholders’ meeting, the Company shall use its best efforts to cause its auditors to confirm in writing, pursuant to article 732 para. 2 CO, that the claims of the Company’s creditors are fully covered notwithstanding the Capital Reduction, provided that if such confirmation is not made by the auditors prior to such meeting, the meeting shall be cancelled.  The Company shall use its best efforts to cause its shareholders to vote in favor of the Capital Reduction.

(ii)              At the earliest possible date, and subject to statutory law, the Capital Reduction shall be consummated by registration in the Commercial Register of the Canton of Vaud.  The proceeds of the Capital Reduction, being an amount representing the aggregate nominal value of the Firm Shares or Applicable Additional Shares, as applicable, shall be paid (for value on the date of the entry in the Commercial Register of the Canton of Vaud) in cash to Morgan Stanley & Co. LLC, acting on behalf of the several Underwriters.

(iii)             Upon consummation of the Capital Reduction, the Company shall deregister the Firm Shares or Applicable Additional Shares, as applicable, in its book of uncertificated securities (Wertrechtebuch) to reflect the number of Common Shares registered with the Commercial Register of the Canton of Vaud.

(e)          Sale of Firm Shares or Applicable Additional Shares.

In addition, if an Event of Non-Completion occurs and,

(i)               the Company fails to acquire or cause a third party to acquire the Firm Shares or Applicable Additional Shares, as applicable, in accordance with Section 13(b) within ten (10) calendar days after the Event of Non-Completion; and

(ii)              in the event and to the extent the Put Option has not been exercised within the deadline set forth in Section 13(c) and settled or the exercise or settlement of the Put Option is not possible for legal reasons or insufficient to dispose of the Firm Shares or Applicable Additional Shares, as applicable; and

(iii)             the Capital Reduction has not been resolved by the shareholders’ meeting of the Company within sixty (60) days after the Event of Non-Completion, or such longer period as may be agreed between the Company and the Representative;

then the Representatives, acting on behalf of the several Underwriters, are entitled to sell any or all Firm Shares or Applicable Additional Shares on the open market on terms which the Representatives deem fit under the circumstances.  The difference between the proceeds of such sale and the nominal value of such Firm Shares or Applicable Additional Shares, as applicable, sold, less the costs and expenses pursuant to Section 13(f) reasonably incurred by the Representatives in connection with the sale, if any, shall be transferred to the Company.

(f)          Costs; Indemnity.

(i)               The Company shall bear (A) all costs directly incidental to the Capital Reduction, including but not limited to notarization costs, costs of the Commercial Register and costs of publication of the Capital Reduction and (B) the costs of the Representatives reasonably incurred in connection with the Call Option, the Put Option or the Capital Reduction, as applicable (including but not limited to (x) taxes, (y) interest at a rate of the higher of zero or the 3-month CHF LIBOR, calculated on a 30/360 basis, accruing from the Event of Non-Completion until the payment of proceeds to the Representatives, acting on behalf of the several Underwriters, and (z) reasonable out of pocket expenses of the Representatives and their counsel).

(ii)              The Company further undertakes to indemnify the Representatives and their affiliates for, and to hold the Representatives and their affiliates harmless from, any reasonable costs, expenses, third party claims and liabilities, actual or contingent, that may be incurred by or made against the Representatives and their affiliates in connection with the Capital Reduction.

14.          Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one‑tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non‑defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 14 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one‑tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non‑defaulting Underwriter or the Company.  In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one‑tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all documented out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder; provided that, the Company shall not be required to reimburse the Underwriters in the event any such termination is effected pursuant to Section 12(i), (iii), (iv) or (v). In the event any such termination is effected after the Closing Date but prior to any settlement date for the Additional Shares, the Company will only reimburse the Underwriters for all documented out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters after the Closing Date in connection with the proposed purchase of such Additional Shares.

15.          Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)          The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

16.          Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17.          Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18.          Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.          Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Cowen and Company, LLC, 599 Lexington Avenue, New York, New York 10022, Attention: General Counsel; and if to the Company shall be delivered, mailed or sent to ADC Therapeutics SA, Route de la Corniche 3B, 1066 Epalinges, Switzerland, Attention: Dominique Graz.

20.          Submission to Jurisdiction.  The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”).  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum.  To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

21.          Appointment of Agents for Service.  The Company hereby irrevocably appoints ADC Therapeutics America, Inc., with offices at 430 Mountain Avenue, 4th Floor, Murray Hill, New Jersey, 07974 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent.  The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

22.          Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

23.          Taxes.  If any sum payable by the Company to the Underwriter under this Agreement is subject to deduction or withholding, under Swiss law, the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such deduction or withholding, provided that no such additional amounts shall be payable as a result of any taxes imposed on the Underwriter by virtue of the Underwriter having or being deemed to have a permanent establishment in, or other connection with, Switzerland other than solely by reason of execution and delivery of this Agreement, the performance by the Underwriter of its obligations hereunder, the consummation of the transactions contemplated hereby and the enforcement of the rights with respect to the foregoing.

24.          Recognition of the U.S. Special Resolution Regimes.  (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section: (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

Very truly yours,

ADC Therapeutics SA

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. LLC
BofA Securities, Inc.
Cowen and Company, LLC

Acting severally on behalf of themselves and the several
Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	BofA Securities, Inc.

By:
Name:
Title:

By:	Cowen and Company, LLC

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	[●]
BofA Securities, Inc.	[●]
Cowen and Company, LLC.	[●]
[●]	[●]
Total:	[●]

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [●]

2.	Price per share to the public: $[●]

Number of shares offered: [●]

Underwriters’ option to purchase additional shares: [●]

II-1

SCHEDULE III

Written Testing-the-Waters Communications

1.	Testing-the-Waters presentation dated [●]

III-1

EXHIBIT A

FORM OF LOCK-UP LETTER

A-1

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

_____________, 20__

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by ADC Therapeutics SA (the “Company”) of _____ common shares,  nominal value CHF [●] per  share  (the “Common Shares”), of the Company and the lock-up letter dated ____, 2019 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ____, 2019, with respect to ____ Common Shares (the “Shares”).

Morgan Stanley & Co. LLC and BofA Securities, Inc. hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective _____, 2019; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

[Signature Page Follows]

Morgan Stanley & Co. LLC
BofA Securities, Inc.

Acting severally on behalf of themselves and the
several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	BofA Securities, Inc.

By:
Name:
Title:

cc:  Company

FORM OF PRESS RELEASE

ADC Therapeutics SA
[Date]

ADC Therapeutics SA (the “Company”) announced today that Morgan Stanley & Co. LLC, BofA Securities, Inc. and Cowen and Company, LLC, the lead book-running managers in the Company’s recent public sale of _____ common shares are [waiving][releasing] a lock-up restriction with respect to ____ shares of the Company’s common shares held by [certain officers or directors] [an officer or director] of the Company.  The [waiver][release] will take effect on ____, 2019, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C

[Form of Subscription Form]

Referring to the articles of association of ADC Therapeutics SA, with registered office in Epalinges, Canton of Vaud, Switzerland (the “Company”), which are known to the undersigned (the “Subscriber”) and which authorize the board of directors of the Company to effect an increase of the Company’s share capital in a maximum amount of CHF 1,647,000 by issuing up to 25,734,375 registered shares with a nominal value of CHF 0.064 each out of the Company’s authorized share capital, such authorization having been granted by resolution of the shareholders meeting of September 19, 2019, the resolution of the board of directors of the Company based on such authorization of [●], regarding the increase of the Company’s share capital in the amount of CHF [●] from CHF 4,267,000 to CHF [●], as well as the prospectus of the Company dated [●], the Subscriber herewith subscribes  [●] registered shares with a nominal value of CHF 0.064 each for a total issue price of CHF [●] (issue price of CHF 0.064 per share) and herewith unconditionally undertakes to make a full contribution in the amount of the total issue price.

The contribution is made in cash, for [●] registered shares with a nominal value of CHF 0.064 each and a total issue price of CHF [●], by depositing the amount of CHF [●] with Credit Suisse (Suisse) SA, in Zug, an institution subjected to the Swiss Federal Act on Banks and Savings Banks.

This Subscription Form shall be governed by and construed in accordance with the laws of Switzerland (excluding Swiss Private International Law and international treaties, in particular the Vienna Convention on the International Sale of Goods dated 11 April 1980). Any dispute arising out of or in connection with this Subscription Form shall be submitted to the exclusive jurisdiction of the courts of the Canton of Vaud, Switzerland, subject to an appeal to the Swiss Federal Supreme Court when provided by Swiss law.

This subscription form is valid until [●].

[Signature Page Follows]

C-1

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

C-2